ZimVie Reports 2021 Financial Results, Reaffirms 2022 Financial Guidance, and Provides Supplemental Financial Information

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2021 third party revenue of $1.009 billion, inclusive of $469 million in dental revenue and $540 million in spine revenue
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Completed spine brand rationalization in the second half of 2021, resulting in a charge of $40 million
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Successfully spun-off into an independent, publicly traded company effective March 1, 2022
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Reaffirming 2022 financial guidance

WESTMINSTER, Colorado, March 31, 2022 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today reported financial results for the three months and full year ended December 31, 2021.

“We are intently focused on strengthening our foundation in the $20 billion global dental and spine markets as we progress from our recent spin-off.” said Vafa Jamali, President and Chief Executive Officer of ZimVie. “We have a broad portfolio of trusted brands, clinically-proven products, and the global resources of a large multinational company – creating a unique opportunity for execution and growth – and we look forward to improving upon our 2021 results.”

Full Year 2021 Financial Results

Third party revenue for the full year 2021 was $1,008.8 million[1], an increase of $111.9 million, or 12.5%, versus 2020. Third party dental segment revenue increased by $100.7 million, or 27.4%, primarily driven by increased procedure volume as a result of fewer COVID-19 restrictions and increased demand for our dental products. Third party spine segment revenue increased by $11.2 million, or 2.1%, primarily driven by increased procedure volume as a result of fewer COVID-19 restrictions, partially offset by ongoing competition in the spine market. Related party revenue for 2021 was $5.8 million.

Operating loss for the full year 2021 of $100.5 million represented an improvement of $122.1 million, or 54.9%, versus 2020. This improved performance was due to higher revenue in 2021 and a goodwill impairment charge in 2020 that did not re-occur in 2021, partially offset by a $40.3 million brand rationalization charge in 2021 related to products we intend to discontinue and a resumption of spending in 2021 that had been reduced in 2020 due to COVID-19.

Net loss for the full year 2021 was $95.3 million, an improvement of $83.7 million, or 46.8%, versus 2020. Adjusted EBITDA[2] for the full year 2021 was $131.6 million, an increase of $34.9 million, or 36.1%, versus 2020. The increase in Adjusted EBITDA relative to 2020 was due to increased revenue in 2021, partially offset by a resumption of spending that had been reduced in 2020 due to COVID-19.

ZimVie is reaffirming full-year 2022 financial guidance:

Projected Year Ending December 31, 2022
Revenue	$1.0 billion (Flat to 2021 third party revenue)
Adjusted EBITDA Margin[3]	13.1% to 13.6% (Flat to 50 bps improvement)
Adjusted EPS[3]	$2.10 to $2.30

[1] Includes $9 million in revenue from exited markets; related party revenues were $5.8 million

[2]. Adjusted EBITDA is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.

[3] These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release for further information.

Continued uncertainty due to the ongoing COVID-19 pandemic could materially impact the company's projections.

Fully Diluted Share Count

Previously, ZimVie provided 2022 undiluted share count guidance of 26.1 million shares but did not provide a fully diluted share count. ZimVie currently expects fully diluted shares of approximately 26.6 million at fiscal year-end 2022.

Supplemental Financial Information

See “Financial Tables” below for quarterly 2021 financial results.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to treat a wide range of spine pathologies and support dental tooth replacement and restoration procedures. In March 2022 the company became an independent, publicly traded spin-off of the dental and spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods, and is calculated by excluding certain items from net loss on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by Adjusted Net Sales for the applicable period. Adjusted Net Sales is calculated by excluding certain items from net sales on a GAAP basis, as detailed in the reconciliations presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2022. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “look forward to” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution or certain related transactions should be treated as taxable transactions; expected financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union (“EU”) rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Financial Tables

The financial information included in this release consists of the condensed combined financial information of The Spine and Dental Businesses of Zimmer Biomet Holdings, Inc. due to the fact that as of and during the periods presented in the financial information, ZimVie was still a wholly-owned subsidiary of, and operated under those businesses of, Zimmer Biomet Holdings, Inc. (“Zimmer Biomet” or our “Parent”).

The Spine and Dental Businesses of Zimmer Biomet Holdings, Inc.

Unaudited Condensed Combined Statements of Operations

(in millions)

Unaudited Condensed Combined Balance Sheets

(in millions)

Unaudited Condensed Combined Statements of Cash Flows

(in millions)

| | For the Years Ended December 31, | | |
|---|---|---|---|
| | 2021 | 2020 | 2019 |
| Cash flows provided by (used in) operating activities: | | | |
| Net loss | $ (95.3) | $ (179.0) | $ (27.9) |
| Adjustments to reconcile net loss to net cash provided by operating activities: | | | |
| Depreciation and amortization | 129.7 | 134.3 | 135.1 |
| Goodwill impairment | — | 142.0 | — |
| Share-based compensation | 7.3 | 5.9 | 7.1 |
| Deferred income tax provision | (22.1) | (22.8) | (18.6) |
| Changes in operating assets and liabilities, net of acquired assets and liabilities | | | |
| Income taxes | (3.2) | 0.9 | (4.0) |
| Receivables | 27.2 | (1.1) | 9.8 |
| Inventories | 33.1 | (6.1) | (0.5) |
| Accounts payable and accrued liabilities | (6.6) | (3.0) | (0.5) |
| Other assets and liabilities | (5.8) | 14.9 | 18.7 |
| Net cash provided by operating activities | 64.3 | 86.0 | 119.2 |
| Cash flows used in investing activities: | | | |
| Additions to instruments | (28.2) | (32.7) | (44.3) |
| Additions to other property, plant and equipment | (28.4) | (5.6) | (8.7) |
| Business combination investments, net of acquired cash | — | (8.4) | (27.6) |
| Other investing activities | (3.7) | (2.8) | (4.0) |
| Net cash used in investing activities | (60.3) | (49.5) | (84.6) |
| Cash flows provided by (used in) financing activities: | | | |
| Net transactions with Zimmer Biomet | 90.0 | (43.8) | (41.4) |
| Net cash flows from unremitted collections from factoring programs | — | (1.6) | (2.3) |
| Repayments of debt due to parent | (16.9) | (0.7) | — |
| Other financing activities | (0.8) | (0.4) | — |
| Net cash provided by (used in) financing activities | 72.3 | (46.5) | (43.7) |
| Effect of exchange rates on cash and cash equivalents | (3.3) | 0.4 | (0.2) |
| Increase (decrease) in cash and cash equivalents | 73.0 | (9.6) | (9.3) |
| Cash and cash equivalents, beginning of year | 27.4 | 37.0 | 46.3 |
| Cash and cash equivalents, end of period | $ 100.4 | $ 27.4 | $ 37.0 |

Unaudited Supplemental Quarterly Condensed Combined Statements of Operations

(in millions)

NON-GAAP FINANCIAL MEASURES (unaudited)

Unaudited Adjusted Net Sales and Adjusted EBITDA Reconciliation

(in millions)

[1] Reflects revenue related to products that were not part of the ZimVie business for the periods presented, but were conveyed to ZimVie in the spin.

[2] In the first quarter of 2020, we recorded a goodwill impairment charge of $142.0 million related to our dental reporting unit as a result of the expected adverse impacts from the COVID-19 pandemic.

[3] Restructuring expense is related to Zimmer Biomet's restructuring plan instituted in the fourth quarter of 2019 with an overall objective of reducing costs to allow investment in higher priority growth opportunities. These costs were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[4] Acquisition, integration, divestiture and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.

[5] Reflects certain items captured in the GAAP carve-out financial statements that will not continue post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie,

[6] Other various costs include expenses from initial compliance with the European Union ("EU") Medical Device Regulation ("MDR") for previously-approved products, the impact from excess and obsolete inventory on certain product lines we intend to discontinue under our brand rationalization initiative, and currency related items.

[7] Net Income (Loss) Margin is calculated as Net Income (Loss) divided by Net Sales for the applicable period, each on a GAAP basis.

[8] Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Net Sales for the applicable period, which is calculated by adjusting Net Sales on a GAAP basis for the above items.

ZimVie Contact Information:

ZimVie

Laura Driscoll • Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com